Hogan Lovells US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

November 19, 2021

Board of Directors

EyePoint Pharmaceuticals, Inc.

480 Pleasant Street

Watertown, MA 02472

Ladies and Gentlemen:

We are acting as counsel to EyePoint Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S‑3, as amended (File No. 333-258598) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of (i) 5,122,273 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Shares”), and (ii) pre-funded warrants (the “Warrants” and, together with the Shares, the “Securities”) to purchase an aggregate of 3,272,727 shares of Common Stock with an exercise price equal to $0.01 per share (the “Warrants Shares”). All of the Securities are to be sold by the Company pursuant to the Underwriting Agreement, dated as of November 16, 2021, among the Company and the underwriters named therein (the “Underwriting Agreement”), as described in the prospectus, dated August 11, 2021 (the “Base Prospectus”), which forms a part of the Registration Statement, as supplemented by the Prospectus Supplement, dated November 16, 2021 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.  We express no opinion herein as to any other statutes, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

EyePoint Pharmaceuticals, Inc.- 2 -November 19, 2021

Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and, when issued in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, (ii) the Warrants have been duly authorized by the Company and, when issued by the Company against payment therefor in accordance with the provisions of the Underwriting Agreement, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) when the Warrant Shares have been issued by the Company against payment therefor in the circumstances contemplated by the Warrants, such Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the respective effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP